UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2019

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2019, and effective as of December 29, 2018, School Specialty, Inc. (the “Company”) entered into the Third Amendment (the “Term Loan Amendment”) of its Loan Agreement dated March 13, 2019 (the “Term Loan Agreement”) among the Company, as borrower, certain of its subsidiaries, as guarantors, the financial institutions party thereto, as lenders (the “Term Loan Lenders”) and TCW Asset Management Company LLC, as the agent (the “Agent”), in order to, among other things: (1) increase the Applicable Margin based on the Net Senior Leverage Ratio and to further increase the Applicable Margin by a PIK Interest Rate which will be subject to adjustment based on the Net Senior Leverage Ratio; (2) provide the Agent with certain board observation rights; (3) limit the aggregate amount of outstanding Revolving Loans to no more than $10,000,000 on the last Saturday of Fiscal Year 2019 and each day during a twenty consecutive day period that includes the last Saturday of Fiscal Year 2019 if the Company has not raised $25,000,000 in junior capital proceeds which were used in the manner specified in the Term Loan Amendment (a “Junior Capital Raise Satisfaction Event”), or $0 on the last Saturday of Fiscal Year 2019 and each day during a thirty-five consecutive day period that includes the last Saturday of Fiscal Year 2019 if a Junior Capital Raise Satisfaction Event has occurred; (4) reduce the limit on Capital Expenditures to $12,500,000 in the aggregate for the four fiscal quarters ending March 30, 2019, June 29, 2019, and September 28, 2019 and $10,000,000 in the aggregate for the four fiscal quarters ending December 28, 2019; (5) remove the obligation to comply with the financial covenants in Section 10.3 for the fiscal year ended December 29, 2018; (6) amend the calculation of the Fixed Charge Coverage Ratio and reduce the Fixed Charge Coverage Ratio in Section 10.3.1 for the remainder of the term of the Term Loan Agreement; (7) amend the calculation of the Net Senior Leverage Ratio and increase the Net Senior Leverage Ratio in Section 10.3.2 for the remainder of the term of the Term Loan Agreement, which may be adjusted upon a Junior Capital Raise Satisfaction Event; (8) amend the cap on add-backs for non-recurring, unusual or extraordinary charges, business optimization expenses and other restructuring charges or reserves and cash expenses relating to earn outs and similar obligations in the definition of EBITDA and require the Company to maintain a Minimum EBITDA as set forth in Section 10.3.3 for the remainder of the term of the Term Loan Agreement, which may be adjusted upon a Junior Capital Raise Satisfaction Event; (9) require the Company to maintain Specified Availability under the ABL Agreement in an amount not less than the greater of $12,500,000 or 10% of the Commitments (as defined in the ABL Agreement); (10) expand the definition of Permitted Indebtedness to include Subordinated Debt used to repay the Term Loan or the Specified Unsecured Prepetition Debt; and (10) provide for additional inspection and audit rights to be conducted by an advisory firm to be appointed by the Agent.

In connection with the Term Loan Amendment, the Company separately agreed that, commencing with the Fiscal Month ending September 28, 2019, to the extent the payment in full in cash of the Obligations has not occurred on or prior to any such date, the Company shall deliver to the Agent, in form and substance reasonably satisfactory to the Agent, on or prior to the date that is 30 days following the last day of each Fiscal Month (but within 60 days after the last month in a Fiscal Year), warrants to purchase, for a price of $0.001 per share, the Designated Percentage of the outstanding common stock of the Company, with such warrants earned in full and vesting immediately on the date of issuance; provided that the aggregate number of warrants delivered to the Agent shall not exceed warrants to purchase more than 18% of the outstanding common stock of the Company in the aggregate. “Designated Percentage” means, with respect to each Fiscal Month, (x) if the financial statements delivered pursuant to clause (c) of Section 10.1.2 of the Term Loan Agreement with respect to such Fiscal Month demonstrate that the Net Senior Leverage Ratio for the twelve consecutive Fiscal Month period ending on the last Saturday of such month is greater than or equal to 5.00:1.0, 2%, (y) if the financial statements delivered pursuant to clause (c) of Section 10.1.2 of the Term Loan Agreement with respect to such Fiscal Month demonstrate that the Net Senior Leverage Ratio for the twelve (12) consecutive Fiscal Month period ending on the last

Saturday of such Fiscal Month is greater than or equal to 4.2:1.0 but less than 5.00:1.0, 1% and (z) if the financial statements delivered pursuant to clause (c) of Section 10.1.2 of the Term Loan Agreement with respect to such Fiscal Month demonstrate that the Net Senior Leverage Ratio for the twelve (12) consecutive Fiscal Month period ending on the last Saturday of such Fiscal Month is less than 4.20:1.0, 0%. Notwithstanding the foregoing, no warrants issued (collectively, the “Third Amendment Warrants”) shall be exercisable until the date by which the Company is required to deliver the financial statements with respect to the Fiscal Year ending December 28, 2019 pursuant to clause (a) of Section 10.1.2 of the Tern Loan Agreement (such date, the “2019 Financial Delivery Date”).

If, on or prior to the 2019 Financial Delivery Date, (i) the Obligations are paid in full in cash, (ii) the Junior Capital Raise Satisfaction Event has occurred or (iii) the financial statements delivered pursuant to clause (a) of Section 10.1.2 of the Term Loan Agreement with respect to the Fiscal Year ending December 28, 2019 demonstrate that, after giving effect to the payment of the Specified Unsecured Prepetition Debt, (x) the Net Senior Leverage Ratio for the four consecutive Fiscal Quarter periods ending on December 28, 2019 is less than or equal to 4.00:1.0 and (y) EBITDA for the four consecutive Fiscal Quarter periods ending on December 31, 2019 is at least $42,000,000 (any such event, a “Buy Back Event”), the Company shall have the right to buy back, for a price of $0.001 per warrant, 50% of the amount of any Third Amendment Warrants prior to such Buy Back Event.

Also on March 13, 2019, and effective as of December 29, 2018, the Company entered into the Sixth Amendment to Loan Agreement dated June 11, 2013 (the “ABL Agreement”) among the Company, certain of its subsidiary borrowers, Bank of America, N.A. and Bank of Montreal as lenders (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “ABL Amendment”) in order to, among other things: (1) amend the cap on add-backs for non-recurring, unusual or extraordinary charges, business optimization expenses and other restructuring charges or reserves and cash expenses relating to earn outs and similar obligations in definition of EBITDA; (2) limit the aggregate amount of outstanding Revolving Loans to no more than $10,000,000 on the last Saturday of Fiscal Year 2019 and each day during a twenty consecutive day period that includes the last Saturday of Fiscal Year 2019 if a Junior Capital Raise Satisfaction Event has not occurred, or $0 on the last Saturday of Fiscal Year 2019 and each day during a thirty-five consecutive day period that includes the last Saturday of Fiscal Year 2019 if a Junior Capital Raise Satisfaction Event has occurred; (3) expand the definition of Permitted Indebtedness to include Subordinated Debt in an aggregate principal amount not to exceed $30 million which has been used, first, to repay the Specified Unsecured Prepetition Debt, and second, to the extent the Specified Unsecured Prepetition Debt has been repaid in full, the Term Loan; and (4) condition the repayment of Indebtedness with Junior Capital Proceeds upon satisfaction of the Payment Conditions and requiring the Specified Unsecured Prepetition Debt to be repaid in full before Junior Capital Proceeds may be applied to the repayment of other Indebtedness.

The Term Loan Amendment and the ABL Amendment are filed as exhibits herewith and incorporated herein by reference. The foregoing descriptions of the Term Loan Amendment and the ABL Amendment do not purport to be complete and are qualified in their entirety by the full text of such agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment, dated as of March 13, 2019, to the Loan Agreement, dated as of April 7, 2017, by and among School Specialty, Inc., as borrower, certain of its subsidiaries, as guarantors, the financial parties thereto, as lenders, and TCW Asset Management Company, LLC, as agent.

10.2	Sixth Amendment, dated as of March 13, 2019, to the Loan Agreement dated as of June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, Bank of America, N.A. and Bank of Montreal, as lenders, Bank of Montreal as syndication agent, and Bank of America, N.A., as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: March 18, 2019	By:	/s/ Kevin Baehler
Kevin Baehler Executive Vice President and Chief Financial Officer

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